UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 9, 2004

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

        (b)-(c)     On December 9, 2004, Harley-Davidson, Inc. (the “Company”) issued a press release (the “Release”) announcing that Jeffrey L. Bleustein, 65, will retire as Chief Executive Officer of the Company effective April 30, 2005. Mr. Bleustein will continue as Chairman of the Board.

        The Release also announced that James L. Ziemer will succeed Mr. Bleustein as the Company's Chief Executive Officer effective April 30, 2005. Mr. Ziemer is 54 years old and is currently the Vice President and Chief Financial Officer of the Company, positions he has held for more than five years. The Company has not made an announcement regarding who will succeed Mr. Ziemer as Chief Financial Officer.

        (d)     Effective December 9, 2004, the Company’s Board of Directors voted to increase the size of the Board from nine persons to ten persons and to elect Mr. Ziemer as a new director to fill the vacancy created by such increase. Mr. Ziemer will serve as a Class III director, with a term expiring at the Company’s 2006 annual meeting of shareholders. Mr. Ziemer will not serve on any committees of the Board.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Harley-Davidson, Inc., dated December 9, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: December 14, 2004	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K
Dated December 9, 2004

Exhibit
Number

(99.1)	Press Release of Harley-Davidson, Inc., dated December 9, 2004.